SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

        / /         Preliminary Proxy Statement
        / /         Confidential,  for Use of the Commission  Only (as permitted by Rule 14a-6(e)2))
        /X/         Definitive Proxy Statement
        / /         Definitive Additional Materials
        / /         Soliciting  Material  Pursuant  to  Rule  14a-11(c)  or Rule
                    14(a)-12


                                 WHX CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)



--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


        Payment of filing fee (check the appropriate box):

        /X/         No fee required.
        /-/         Fee   computed  on  table  below  per   Exchange  Act  Rules
                    14a-6(i)(1) and 0-11.
        (1)         Title of each  class  of  securities  to  which  transaction applies:

--------------------------------------------------------------------------------

        (2)         Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------



        (4)         Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------





        (5)         Total fee paid:


--------------------------------------------------------------------------------


        / /         Fee paid previously with preliminary materials.


        / /         Check box if any part of the fee is offset  as  provided  by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)         Amount Previously Paid:



--------------------------------------------------------------------------------


        (2)         Form, Schedule or Registration Statement no.:



--------------------------------------------------------------------------------


        (3)         Filing Party:



--------------------------------------------------------------------------------


        (4)         Date Filed:

                                 WHX CORPORATION
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022

             ------------------------------------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 14, 1999

             ------------------------------------------------------


To Our Stockholders:

                  We invite you to attend our annual stockholders' meeting on April 14, 1999 at the Dupont Hotel, 11th & Market Streets, Wilmington, Delaware 19801 at 11:00 a.m. At the meeting, you will hear an update on our operations, have a chance to meet some of our directors and executives, and will act on the following matters:

                       1) To elect three (3) class III directors to a one year term;
                       2) To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal 1999; and
                       3) Any other matters that properly come before the meeting.

                  This booklet includes a formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and gives personal information about our director nominees.

                  Only stockholders of record at the close of business on March 16, 1999 will be entitled to vote at the annual meeting. Even if you only own a few shares, we want your shares to be represented at the annual meeting. I urge you to complete, sign, date, and return your proxy card promptly in the enclosed envelope.

                  We have also provided you with the exact place and time of the meeting if you wish to attend in person.

                                                   Sincerely yours,


                                                   MARVIN L. OLSHAN
                                                   Secretary

Dated:  New York, New York
        March 22,1999

                                 WHX CORPORATION
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022

             ------------------------------------------------------


                          1999 PROXY TABLE OF CONTENTS


GENERAL INFORMATION .........................................................  1
                  What is the Purpose of the Annual Meeting .................  1
                  Who May Vote ..............................................  1
                  How to Vote ...............................................  1
                  How Proxies Work ..........................................  1
                  Revoking a Proxy ..........................................  2
                  Quorum ....................................................  2
                  Votes Needed ..............................................  2
                  Attending in Person .......................................  2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ..............  3

PROPOSAL NO. 1 (Election of Directors) ......................................  6
                  List of Director Nominees .................................  6
                  Other Directors ...........................................  7
                  Recommendation of the Board of Directors ..................  8
                  Meetings and Committees ...................................  8

MANAGEMENT .................................................................  10
                  Executive Officers of the Company ........................  10
                  Executive Compensation ...................................  11
                  Summary Compensation Table ...............................  11
                  Option Grants in Last Fiscal Year ........................  12
                  Aggregated Option Exercises in Last Fiscal Year
                    and Fiscal Year-End Option Values ......................  13
                  Long-term Incentive and Pension Plans ....................  13
                  Deferred Compensation Agreements .........................  13
                  Employment Agreements ....................................  14
                  Report on Repricing of Options ...........................  14
                  Compensation Committee Interlock and Insider
                    Participation ..........................................  14
                  Management Agreement with WPN Corp. ......................  15
                  1998 Compensation Committee Report on Executive
                    Compensation ...........................................  15
                  Common Stock Performance Graph ...........................  19

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................  20
                  Management Agreement .....................................  20

PROPOSAL NO. 2  (Independent Public Accountants)............................  21
                  Recommendation of the Board of Directors..................  21

SOLICITATION STATEMENT .....................................................  21

STOCKHOLDER PROPOSALS.......................................................  21

OTHER MATTERS...............................................................  21

ANNUAL REPORT...............................................................  22

                                 WHX CORPORATION
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022

             ------------------------------------------------------

                              1999 PROXY STATEMENT


                               GENERAL INFORMATION


                  This proxy statement contains information related to the annual meeting of stockholders of WHX Corporation to be held on Wednesday, April 14, 1999, beginning at 11:00 a.m., at the Dupont Hotel, 11th & Market Streets, Wilmington, Delaware 19801, and at any postponements or adjournments thereof.

                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

                  At the Company's annual meeting, stockholders will hear an update on the Company's operations, have a chance to meet some of its directors and executives and will act on the following matters:

                  1) To elect three (3) class III directors to a one year term;
                  2) To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal 1999; and
                  3)    Any other matters that properly come before the meeting.

WHO MAY VOTE

                  Stockholders of WHX Corporation, as recorded in our stock register on March 16, 1999, may vote at the meeting. As of this date, we had 16,963,265 shares of common stock eligible to vote. We have only one class of voting shares. All shares in this class have equal voting rights of one vote per share.

HOW TO VOTE

                  You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

HOW PROXIES WORK

                  Our Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director nominees. You may also vote for or against the other proposal or abstain from voting.

                  If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of all our director nominees and in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as the independent accountants.

                  You may receive more than one proxy or voting card depending on how you hold your shares. If you hold shares through someone else, such as a stockbroker, you may get materials from them asking how you want to vote. The latest proxy card we receive from you will determine how we will vote your shares.

REVOKING A PROXY

                  There are three ways to revoke your proxy. First, you may submit a new proxy with a later date up until the existing proxy is voted. Secondly, you may vote in person at the meeting. Lastly, you may notify our corporate secretary in writing at 110 East 59th Street, New York, New York 10022.

QUORUM

                  In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares that we own are not voted and do not count for this purpose.

VOTES NEEDED

                  The director nominees receiving a majority of the votes cast during the meeting will be elected to fill the seats of our Class III Directors. For the other proposals to be approved, we require the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Votes which are withheld from voting on a proposal will be excluded entirely and will have no effect in determining the quorum or the majority of votes cast. Abstentions and broker non-votes count for quorum purposes only and not for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular proposal. Brokers that do not receive instructions are entitled to vote on the election of directors and the ratification of the auditors.

ATTENDING IN PERSON

                  Only stockholders, their proxy holders, and our invited guests may attend the meeting. If you wish to attend the meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership and an identification with a photo at the meeting. For example, you could bring an account statement showing that you owned WHX Corporation shares as of March 16, 1999 as acceptable proof of ownership.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth information concerning ownership of the Common Stock of WHX Corporation (the "Company") outstanding at March 16, 1999, by (i) each person known by the Company to be the beneficial owner of more than five percent of its Common Stock, (ii) each director, (iii) each of the executive officers named in the summary compensation table and (iv) by all directors and executive officers of the Company as a group. Unless otherwise indicated, each stockholder has sole voting power and sole dispositive power with respect to the indicated shares.


                                                                                              Percentage
   Name And Address Of Beneficial Owner(1)                   Shares Beneficially Owned        of Class(2)
   ---------------------------------------                   -------------------------        -----------
Merrill Lynch & Co., Inc.(3)
World Financial Center, North Tower
250 Vesey Street
New York, New York 10281................................            2,991,816                     17.6%
Lazard Freres & Co. LLC (4)
30 Rockefeller Plaza
New York, New York 10020................................            1,521,000                      9.0%
Founders Financial Group, L.P.
53 Forest Avenue
Old Greenwich, Connecticut  06870 (5)...................            1,459,549                      8.6%
WPN Corp.
110 E. 59th Street
New York, New York  10022...............................           1,362,816(6)                    7.5%
Donald Smith & Co., Inc. (7)
East 80, Route 4
Paramus, New Jersey 07652...............................            1,350,000                      8.0%
Dimensional Fund Advisors Inc. (8)
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401..........................            1,275,325                      7.5%
Gabelli Funds, Inc. (9)
One Corporate Center,
Rye, New York 10580.....................................            1,161,301                      6.8%
Alliance Capital Management L.P. (10)
1290 Avenue of the Americas
New York, New York 10104................................            1,162,100                      6.8%
Dewey Square Investors Corporation (11)
One Financial Center
Boston, Massachusetts 02111.............................              866,419                      5.1%
Ronald LaBow ...........................................            1,362,816(6)                   7.5%
Neil D. Arnold..........................................               40,333(12)                     *
Paul W. Bucha...........................................               57,000(12)                     *
Robert A. Davidow.......................................               90,368(13)                     *
William Goldsmith.......................................               48,333(12)                     *
Robert D. LeBlanc.......................................              105,569(14)                     *
Marvin L. Olshan........................................               49,333(13)                     *
Raymond S. Troubh.......................................               45,667(12)                     *
James G. Bradley........................................               86,667(12)                     *




                                                                                              Percentage
   Name And Address Of Beneficial Owner(1)                   Shares Beneficially Owned        of Class(2)
   ---------------------------------------                   -------------------------        -----------

Howard A. Mileaf........................................                25,000(12)                    *
Arnold Nance............................................                34,883(15)                    *
John R. Scheessele......................................                     0                        0
All Directors and Executive Officers as a Group
  (13 persons)..........................................             1,959,302(16)                  10.5%
-------------------

*         less than one percent.

(1) Each director and executive officer has sole voting power and sole dispositive power with respect to all shares beneficially owned by him unless otherwise indicated.
(2) Based upon shares of Common Stock outstanding at March 16, 1999 of 16,963,265 shares.
(3) Based on a Schedule 13G/A filed in February 1999, Merrill Lynch & Co., Inc. ("ML&Co.") on behalf of Merrill Lynch Asset Management Group ("AMG"), Merrill Lynch Variable Series Fund, Inc./Basic Value Focus ("MLVSF") and Merrill Lynch Phoenix Fund, Inc. ("Phoenix") collectively beneficially hold 2,991,816 shares of Common Stock. This amount includes Common Stock issuable upon their conversion of Preferred Stock. The address of MLVSF and Phoenix is 800 Scudders Mill Road, Plainsboro, New Jersey 08536.
(4) Based on a Schedule 13G/A filed in February 1999, Lazard Freres & Co. LLC beneficially holds 1,521,000 shares of Common Stock.
(5) Based on a Schedule 13G/A filed in February 1999, Founders Financial Group, L.P, Forest Investment Management LLC/ADV, Michael A. Boyd, Inc. and Michael A. Boyd collectively beneficially hold 1,459,549 shares of Common Stock.
(6) Based on a Schedule 13D filed jointly in December 1997 by WPN Corp., Ronald LaBow, Stewart E. Tabin and Neale X. Trangucci. Includes 1,251,166 shares of Common Stock issuable upon exercise of options within 60 days hereof. Ronald LaBow, the Company's Chairman, is the sole stockholder of WPN Corp. Consequently, Mr. LaBow may be deemed to be the beneficial owner of all shares of Common Stock owned by WPN Corp. Mr. LaBow disclaims beneficial ownership of the options to purchase 400,000 shares of Common Stock held by WPN Corp. as nominee for Messrs. Tabin and Trangucci, 266,666 of which are exercisable within 60 days hereof. Messrs. Tabin and Trangucci are officers and directors of WPN Corp. and disclaim beneficial ownership of all shares of Common Stock owned by WPN Corp., except for options to purchase the 400,000 shares of Common Stock held by WPN Corp. as nominee for Messrs. Tabin and Trangucci, 266,666 of which are exercisable within 60 days hereof. Each of Messrs. Tabin and Trangucci holds options, exercisable within 60 days hereof, to purchase 368,333 shares of Common Stock.
(7) Based on Schedule 13G filed in February 1999, Donald Smith & Co., Inc. beneficially holds 1,350,000 shares of Common Stock.
(8) Based on a Schedule 13G filed in February 1999, Dimensional Fund Advisors Inc. beneficially holds 1,275,325 shares of Common Stock.
(9) Based on a Schedule 13D/A filed in January 1999, Gabelli Funds, Inc., GAMCO Investors, Inc., Gabelli International Limited, Gabelli Advisers, Inc., Mario J. Gabelli and Marc J. Gabelli collectively beneficially hold 1,161,301 shares of Common Stock. This amount includes Common Stock issuable upon their conversion of Preferred Stock.

(10) Based on a Schedule 13G filed jointly in February 1999, Alliance Capital Management, L.P., AXA, AXA Assurances I.A.R.D. Mutuelle ("AXAAIM"), AXA Assurances Vie Mutuelle ("AXAAVM"), AXA Conseil Vie Assurance Mutuelle ("AXACVAM"), AXA Courtage Assurance Mutuelle ("AXACAM") and The Equitable Companies, Inc. collectively beneficially hold 1,162,100 shares of Common Stock. The address of AXA is 9 Place Vendome 75001 Paris, France. The address of AXAAIM and AXAAVM is 21, rue de Chateaudun 75009 Paris, France. The address of AXACVAM is 100-101 Terrasse Boieldieu 92042 Paris La Defense, France. The address of AXACAM is 26, rue Louis le Grand 75002 Paris, France.
(11) Based on a Schedule 13G/A filed in January 1998, Dewey Square Investors Corp. beneficially holds 866,419 shares of Common Stock. This amount includes Common Stock issuable upon their conversion of Preferred Stock.
(12) Consists of shares of Common Stock issuable upon their exercise of options within 60 days hereof.
(13) Includes 48,333 shares of Common Stock issuable upon their exercise of options within 60 days hereof.
(14) Includes 86,667 shares of Common Stock issuable upon their exercise of options within 60 days hereof, 11,000 shares of Common Stock, and approximately 4,902 shares of Common Stock issuable upon conversion of 2,000 shares of Series B Preferred Stock owned directly by Mr. LeBlanc, and 3,000 shares of Common Stock held by Mr. LeBlanc's spouse and children
(15) Includes 33,333 shares of Common Stock issuable upon their exercise of options within 60 days hereof, and approximately 570 shares of Common Stock issuable upon conversion of 180 shares of Series A Preferred Stock and approximately 980 shares of Common Stock issuable upon conversion of 400 shares of Series B Preferred Stock held by Mr. Nance's children.
(16) Includes 1,784,165 shares of Common Stock issuable upon their exercise of options within 60 days hereof.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

                  At the 1996 Annual Meeting of Stockholders, the stockholders approved an amendment to the Company's Certificate of Incorporation and Bylaws to, inter alia, provide for the classification of the Board of Directors into three classes. The term of the current Class III Directors expires at the 1999 Annual Meeting of Stockholders (the "Meeting") and when their successors are duly elected and shall have qualified. All nominees are currently Class III Directors of the Company. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any nominee not be a candidate at the time of the Meeting (a situation which is not now anticipated), proxies may be voted in favor of the remaining nominees and may be also voted for a substitute nominee selected by the Board of Directors.

                  Unless authority is specifically withheld, proxies will be voted for the election of the nominees named below, to serve as Class III Directors of the Company for a term of office to expire at the third succeeding Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Class III Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting. The Company's Board of Directors appointed Robert D. LeBlanc as a Class I Director in 1999 to replace Mr. John Scheessele, who had resigned as a director. The Class I and Class II Directors will continue to serve their respective terms, with the two Class I Directors having a term that will expire at the 2000 Annual Meeting of Stockholders of the Company and the three Class II Directors having a term that will expire at the 2001 Annual Meeting of Stockholders of the Company.

                  The names of the nominees and certain information concerning them are set forth:

                                               Principal Occupation                             First Year
                          Class of           For The Past Five Years                              Became
Name                      Director        And Current Public Directorships           Age       A Director(1)
----                      --------        --------------------------------           ---       -------------

Neil D. Arnold              III        DIRECTOR.  Group Finance Director   since      50            1992
                                       December   1996   and   Executive    Vice
                                       President,   Corporate  Development  from
                                       September  1996 through  December 1996 of
                                       Lucas Varity plc,  Senior Vice  President
                                       and  Chief  Financial  Officer  from July
                                       1990  through  September  1996 of  Varity
                                       Corporation.  Lucas  Varity plc  designs,
                                       manufactures   and   supplies    advanced
                                       technology systems, products and services
                                       in the world's  automotive  and aerospace
                                       industries.

Robert A. Davidow           III        DIRECTOR AND VICE CHAIRMAN OF THE BOARD.      56             1992
                                       Private  investor since January 1990. Mr.
                                       Davidow  is  also  a  director  of  Arden
                                       Group,   Inc.,  a   supermarket   holding
                                       company.

Ronald LaBow                III        CHAIRMAN OF THE BOARD.  President, Stonehill  64             1991
                                       Investment Corp. since February 1990. Mr.
                                       LaBow  is  also  a  director  of  Regency
                                       Equities  Corp.,  a real estate  company,
                                       and an officer and director of WPN Corp.,
                                       a financial consulting company.


                  The names of the Class I and Class II Directors, whose terms expire at the 2000 and 2001 Annual Meeting of Stockholders of the Company, respectively, who are currently serving their terms are set forth below:


                                           Principal Occupation                                   First Year
                      Class of           For The Past Five Years                                    Became
Name                  Director        And Current Public Directorships                 Age       A Director(1)
----                  --------        --------------------------------                 ---       -------------

Paul W. Bucha          II          DIRECTOR.  Chairman of the Board of Wheeling-       55            1993
                                   Pittsburgh Steel  Corporation  ("WPSC") since
                                   April  1998.  President,   Paul  W.  Bucha  &
                                   Company,  Inc.,  an  international  marketing
                                   consulting  firm  from  1979 to  April  1998;
                                   President,   BLHJ,   Inc.,  an  international
                                   consulting  firm,  from  July  1991 to  April
                                   1998; President, Congressional Medal of Honor
                                   Society of U.S., since September 1995.

William Goldsmith       I          DIRECTOR. Management and Marketing Consultant       80            1987
                                   Consultant since 1984;  Chairman of the Board
                                   of Nucon  Energy  Corp.  since  1998 and TMP,
                                   Inc.  from January 1991 to 1993;  Chairman of
                                   Overspin  Golf since  1993;  Chief  Executive
                                   Officer of Overspin  Golf from  January  1994
                                   through  October 1994;  Chairman of the Board
                                   and Chief  Executive  Officer  of Fiber  Fuel
                                   International,  Inc., from 1994 to 1997; Life
                                   Trustee to Carnegie Mellon  University  since
                                   1980.

Robert D. LeBlanc       I          DIRECTOR.  Executive Vice President of the          49            1999
                                   Company since April 1998. President and Chief
                                   Executive  Officer of Handy & Harman  ("H&H")
                                   since  April 1998.  (H&H was  acquired by the
                                   Company in April 1998).  President  and Chief
                                   Operating  Officer  of H&H from  July 1997 to
                                   April 1998.  Executive  Vice President of H&H
                                   from  November  1996 to July 1997.  Executive
                                   Vice  President of Elf Atochem North America,
                                   Inc.  from  January  1994 to  November  1996.
                                   Director  of  Church & Dwight  Co.,  Inc.,  a
                                   consumer  products  and  specialty   chemical
                                   company.

Marvin L. Olshan       II          DIRECTOR AND, SINCE 1991, SECRETARY OF THE          71            1991
                                   COMPANY.   Partner,   Olshan  Grundman  Frome
                                   Rosenzweig & Wolosky LLP, since 1956.


                                       -7-


                                           Principal Occupation                                   First Year
                      Class of           For The Past Five Years                                    Became
Name                  Director        And Current Public Directorships                 Age       A Director(1)
----                  --------        --------------------------------                 ---       -------------

Raymond S. Troubh       II         DIRECTOR.  Financial Consultant for in excess       72            1992
                                   of past  five  years.  Mr.  Troubh  is also a
                                   director  of  ARIAD  Pharmaceuticals,   Inc.,
                                   Becton,  Dickinson  and  Company,  a  medical
                                   instrumentation    and   equipment   company,
                                   Diamond Offshore Drilling,  Inc.,  Foundation
                                   Health  Systems,   Inc.,   General   American
                                   Investors  Company,  Olsten  Corporation,   a
                                   temporary  help  company,  Starwood  Hotels &
                                   Resorts,   and   Triarc   Companies,    Inc.,
                                   restaurants  and  soft  drinks.   Trustee  of
                                   Microcap  Liquidating Trust and Petrie Stores
                                   Liquidating Trust.

---------------

(1) The Company and its subsidiaries were reorganized into a new holding company structure ("Corporate Reorganization") on July 26, 1994. Prior to the Corporate Reorganization, all directors of the Company who were directors at the time of the Corporate Reorganization were directors of Wheeling-Pittsburgh Corporation ("WPC").

RECOMMENDATION OF THE BOARD OF DIRECTORS

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

MEETINGS AND COMMITTEES

                  The Board of Directors met on nine occasions and took action by unanimous written consent on four occasions during the fiscal year ended December 31, 1998. There are five Committees of the Board of Directors: the
Executive Committee, the Audit Committee, the Compensation Committee, the Nominating Committee and the Stock Option Committee (for the 1991 Plan). The members of the Executive Committee are Ronald LaBow, Robert A. Davidow, Marvin
L. Olshan, Raymond S. Troubh and Neil D. Arnold. The Executive Committee met on three occasions and took action by unanimous written consent on eight occasions during the fiscal year ended December 31, 1998. The Executive Committee possesses and exercises all the power and authority of the Board of Directors in the management and direction of the business and affairs of the Company except as limited by law and except for the power to change the membership or to fill vacancies on the Board of Directors or the Executive Committee. The members of the Audit Committee are Neil D. Arnold, Robert A. Davidow and Raymond S. Troubh
 . The Audit Committee met on five occasions during the fiscal year ended December 31, 1998. The Audit Committee annually recommends to the Board of Directors independent public accountants to serve as auditors of the Company's books, records and accounts, reviews the scope of the audits performed by such auditors and the audit reports prepared by them, reviews and monitors the Company's internal accounting procedures and monitors compliance with the Company's Code of Ethics Policy and Conflict of Interest Policy. The members of the Compensation Committee are Robert A. Davidow, William Goldsmith and Marvin
L. Olshan. The Compensation Committee met on four occasions during the fiscal year ended December 31, 1998. The Compensation Committee reviews compensation arrangements and personnel matters. The members of the Nominating Committee are Ronald LaBow, Marvin L. Olshan,

Paul W. Bucha and Robert A. Davidow. The Nominating Committee took action by written consent on one occasion during the fiscal year ended December 31, 1998. The Nominating Committee recommends nominees to the Board of Directors of the Company. The members of the Stock Option Committee are Raymond S. Troubh and Robert A. Davidow. The Stock Option Committee administers the granting of stock options under the 1991 Plan. The Stock Option Committee took action by unanimous written consent on seven occasions during the fiscal year ended December 31, 1998.

                  Directors of the Company who are not employees of the Company or its subsidiaries are entitled to receive compensation for serving as directors in the amount of $40,000 per annum and $1,000 per Board Meeting, $800 per Committee Meeting attended in person and $500 per telephonic meeting other than the Stock Option Committee, and $1,000 per day of consultation and other services provided other than at meetings of the Board or Committees thereof, at the request of the Chairman of the Board. Committee Chairmen also receive an additional annual fee of $1,800. Directors of the Company (other than the
Chairman of the Board or directors who are employees of the Company or its subsidiaries) also receive options to purchase 8,000 shares of Common Stock per annum on the date of each annual meeting of Stockholders up to a maximum of 40,000 shares of Common Stock pursuant to the Company's 1993 Directors and Non-Employee Officers Stock Option Plan (the "1993 Plan"). All directors of the Company permitted to participate in the 1993 Plan have received the maximum number of shares permitted to be issued thereunder. In addition, directors of the Company (other than the Chairman of the Board or directors who are employees of the Company or its subsidiaries) also received options to purchase 25,000 shares of Common Stock on December 1, 1997 and receive options to purchase 5,000 shares of Common Stock per annum on the date of each annual meeting of Stockholders (commencing with the 1998 Annual Meeting of Stockholders) up to a maximum of 40,000 shares of Common Stock pursuant to the Company's 1997 Directors Stock Option Plan.

                  Pursuant to a management agreement effective as of January 3, 1991, as amended (the "Management Agreement"), approved by a majority of the Company's disinterested directors of the Company, WPN Corp. ("WPN"), of which Ronald LaBow, the Chairman of the Board of the Company, is the sole stockholder and an officer and director, provides financial, management, advisory and consulting services to the Company, subject to the supervision and control of the Company's disinterested directors. The Management Agreement has a two year term and is renewable automatically for successive two year periods, unless terminated by either party upon 60 days' notice. In 1998, WPN received a monthly fee of $458,333.33 from January 1 until April 13 and $520,833.33 from April 14 until December 31. In addition, in September 1998 the Board of Directors awarded WPN an additional bonus of $3,750,000 in recognition of the extraordinary returns earned by WPN on behalf of the Company in its management of the Company's cash and marketable securities. In August 1997, the Company granted WPN options to acquire 1,000,000 shares of Common Stock and a cash bonus of $300,000. Such options are held by WPN as nominee for Ronald LaBow, Stewart E. Tabin and Neale X. Trangucci, each of whom is an officer of WPN and has the right to acquire 600,000, 200,000 and 200,000 shares, respectively, of Common Stock. WPN Corp. also receives certain benefits from financial intermediaries which it transacts business with on behalf of the Company in the form of research materials and services, which are used by WPN Corp. on behalf of the Company and in connection with its other activities. For the fiscal year 1998, the amount of such reimbursement was approximately $75,000. The Company believes that the cost of obtaining the type and quality of services rendered by WPN under the Management Agreement is no less favorable than that at which the Company could obtain such services from unaffiliated entities. See "Executive Officers --Management Agreement with WPN."

                                   MANAGEMENT

EXECUTIVE OFFICERS OF THE COMPANY

                  The following table contains the names, positions and ages of the executive officers of the Company who are not directors.

                           Principal Occupation For The Past
Name                   Five Years And Current Public Directorships                            Age
----                   -------------------------------------------                            ---

James G. Bradley   EXECUTIVE VICE PRESIDENT.  Executive Vice President of the                  54
                   Company and  President  and Chief  Executive  Officer of WPSC
                   since April 1998.  President and Chief  Operating  Officer of
                   Koppel Steel  Company  from October 1997 to April 1998.  Vice
                   President of the Company  from October 1995 to October  1997;
                   Executive Vice President-Operations of WPSC from October 1995 to October 1997; Vice  President-Operations  of International
                   Mill  Service  from May 1992 to  October  1995.  Director  of
                   WesBanco, Inc. since August 1998.

Paul J. Mooney     VICE PRESIDENT.  Vice President of the Company and Executive                47
                   Vice  President and Chief  Financial  Officer of WPC and WPSC
                   since October 1997.  National Director of Cross Border Filing
                   Services  with  the  Accounting,  Auditing  and SEC  Services department  of  PricewaterhouseCoopers  LLP from July 1996 to
                   November  1997.  Accounting  and Business  Advisory  Services
                   Department--Pittsburgh  Site Leader of PricewaterhouseCoopers
                   LLP from 1988 until June 1996.  Client Service and Engagement
                   Partner  of   PricewaterhouseCoopers   LLP  from  1985  until
                   November 1997.

Howard Mileaf      VICE PRESIDENT -- GENERAL COUNSEL.  Vice President -- General               62
                   Counsel of the  Company  since May 1998;  Vice  President  --
                   Special Counsel of the Company from April 1993 to April 1998.
                   Trustee/Director  of Neuberger  Berman  Equity  Mutual Funds,
                   since 1984.

Arnold Nance       VICE PRESIDENT -- FINANCE.  Vice President -- Finance since                 42
                   April 1998.  Vice  President of  Development  and Planning of
                   Handy & Harman  since  May  1998.  Special  Assistant  to the
                   Chairman of the Board of Directors  since November 1995. Vice
                   President of Wheeling-Pittsburgh  Radio Corporation from July
                   1993 to November  1995.  Vice  President and Chief  Financial
                   Officer of SH Holdings, Inc. from May 1991 through July 1993.

                                      -10-

                             EXECUTIVE COMPENSATION

                  Summary Compensation Table. The following table sets forth, for the fiscal years indicated, all compensation awarded to, paid to or earned by the following type of executive officers for the fiscal years ended 1996, 1997 and 1998: (i) individuals who served as, or acted in the capacity of, the Company's chief executive officer for the fiscal year ended December 31, 1998. John R. Scheessele served as the Company's chief executive officer until the termination of his employment on April 21, 1998. Messrs. Bradley and LeBlanc currently serve as Co-Principal Executive Officers, with Mr. Bradley having primary responsibility for the operations of WPSC and Mr. LeBlanc having primary responsibility for the operations of H&H; and (ii) the Company's other most highly compensated executive officers, which together with the Co-Principal Executive Officers are the five most highly compensated officers of the Company whose salary and bonus exceeded $100,000 with respect to the fiscal year ended December 31, 1998 and who were employed at the end of fiscal year 1998. The Company did not have any executive officer, other than Mr. Scheessele, whose salary and bonus exceeded $100,000 with respect to the fiscal year ended December 31, 1998 and who was not the Company's employee at the end of fiscal year 1998. Please note that Messrs. LeBlanc, Bradley and Scheessele and the executive officers identified in (ii) above are collectively referred to as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE


  Name and Principal Position                       Annual Compensation         Compensation
------------------------------          -------------------------------------  --------------


                                                                 Other Annual  Securities      All Other
                                        Salary        Bonus      Compensation  Underlying     Compensation
                                Year     ($)          ($)(1)        ($)(2)     Options (#)        ($)(3)
                                ----    -----        -------       --------    -----------    ------------

James G. Bradley .............  1998    277,436    150,000        46,445(5)     260,000         10,767
Executive Vice President(4) ..  1997    133,333     53,333(6)       --           65,000          5,260
                                1996    160,000       --            --           10,000          2,922
Robert D. LeBlanc ............  1998    298,469    150,000          --          260,000        121,043(8)
Executive Vice President (7) .  1997       --         --            --             --             --
                                1996       --         --            --             --             --
John R. Scheessele ...........  1998    156,923       --            --             --        1,178,110(10)
President (9) ................  1997    358,974       --         133,250(11)    240,000(12)     49,333(13)
                                1996       --         --            --             --             --
Paul Bucha ...................  1998    238,923    150,000          --           50,000         12,537
Chairman of the Board ........  1997       --         --            --             --             --
Wheeling-Pittsburgh Steel ....  1996       --         --            --             --             --
Corporation (14)

Arnold Nance .................  1998    282,154    105,000        42,172(15)    100,000          7,308
Vice President-Finance .......  1997    140,000       --            --             --            2,914
                                1996    140,000       --            --             --            1,844
Howard A. Mileaf .............  1998    120,000  1,080,000          --             --           14,623
Vice President-General Counsel  1997    120,000    140,000          --             --            6,998
                                1996    120,000     40,000          --             --            6,264

---------

(1) Mr. Mileaf was granted a bonus during 1998 for his performance relative to an insurance company settlement, as a result of which the Company received gross proceeds of in excess of $16.0 million. Messrs. LeBlanc and Nance were granted bonuses pursuant to the H&H Management Incentive Plan. Messrs. Bradley, LeBlanc, Bucha and Nance were granted bonuses in 1999 for services performed in the prior year. All bonus amounts have been attributed to the year in which the services were performed.

(2) Excludes perquisites and other personal benefits unless the aggregate amount of such compensation exceeds the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for such Named Executive Officer.
(3) Amounts shown, unless otherwise noted, reflect employer contributions to pension plans.
(4) Resigned from the Company's employment effective October 31, 1997. Effective April 23, 1998, Mr. Bradley replaced John R. Scheessele as President and Chief Executive Officer of WPSC.
(5)      Includes membership dues of $31,355.
(6) Represents retention bonus paid upon conclusion of the strike by the United Steel Workers of America.
(7) Mr. LeBlanc's employment with the Company commenced in April 1998 as a result of the H&H acquisition.
(8) Includes the value of awards under the H&H Long-Term Incentive Plan aggregating $120,097, half of which vested in February 1999 and half of which will vest in January 2000, and insurance premiums of $946 the Company paid in 1998.
(9) Mr. Scheessele's employment with the Company commenced February 2, 1997 and terminated April 21, 1998.
(10) Includes a severance payment of $1,169,315 pursuant to Mr. Scheessele's employment agreement.
(11) Includes relocation allowance of $87,865 and membership dues of $37,930.
(12) Mr. Scheessele's options were terminated in 1998 upon the termination of his employment with the Company.
(13)     Includes insurance premiums of $45,000 the Company paid in 1997.
(14)     Mr. Bucha's employment with the Company commenced April 23, 1998.
(15)     Includes relocation allowance of $40,411.

                    Option Grants Table. The following table sets forth certain information regarding stock option grants made to each of the Named Executive Officers during the fiscal year ended December 31, 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                     Potential Realizable
                                                                                                    Value at Assumed Annual
                                                                                                     Rates of Stock Price
                                                                                                       Appreciation for
                                                 Individual Grants                                        Option Term
                                            ----------------------------                            -----------------------
                                                              % of Total
                                                                Options
                                      Number of Securities    Granted to     Exercise
                                       Underlying Options    Employees in     Price    Expiration
                       Name              Granted (#)(1)       Fiscal Year    ($/Sh)       Date         5%($)       10%($)
                       ----              --------------      -------------   -------     ------        -----       ------

James G. Bradley....................          260,000           23.8%        $16.625    04/23/08     2,718,396  6,888,952
Robert D. LeBlanc...................          260,000           23.8%        $16.625    04/23/08     2,718,396  6,888,952
John R. Scheessele..................                0            --            --          --           --         --
Paul Bucha..........................           50,000            4.6%        $16.625    04/23/08       522,768  1,324,798
Arnold Nance........................          100,000            9.6%        $16.625    04/23/08     1,045,537  2,649,592
Howard A. Mileaf....................                0            --            --          --           --         --
-------------------


(1) All options were granted under the Company's 1991 Incentive and Nonqualified Stock Option Plan and vest ratably over a three-year period. This period commenced April 23, 1998.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                    The   following   table  sets  forth   certain   information
concerning unexercised stock options held by the Named Executive Officers as of December 31, 1998.


                                         Number of Securities Underlying        Value of Unexercised In-the-
                                       Unexercised Options at 1998 Fiscal       Money Options at 1998 Fiscal
                                                   Year-End(#)                         Year-End($)(1)
                                           Exercisable/Unexercisable              Exercisable/Unexercisable
Name                                   ----------------------------------       ----------------------------
----
James G. Bradley...................               0/260,000                                   0/0
Robert D. LeBlanc..................               0/260,000                                   0/0
John R. Scheessele.................               0/0(2)                                      0/0
Paul Bucha.........................          40,333/74,667                                2,507/501
Arnold Nance.......................               0/100,000                                   0/0
Howard A. Mileaf...................          25,000/0                                         0/0


-------------------
(1) On December 31, 1998, the last reported sales price of the Common Stock as reported on the New York Stock Exchange Composite Tape was $10.063.
(2) Options terminated in 1998 upon the termination of Mr. Scheessele's employment with the Company

                    Long-Term   Incentive  and  Pension  Plans.  Other  than  as
described below, the Company does not have any long-term incentive or defined benefit pension plans.

                    In 1998, H&H maintained a Long Term Incentive Plan ("LTIP"), which is a performance-based plan where every other year key executives of H&H earned the right to receive shares of H&H common stock based on achievement of preestablished financial and individual performance goals. LTIP participants are selected by H&H's Compensation Committee and include the five highest paid officers of H&H.

                    The LTIP established overlapping cycles with each cycle encompassing five fiscal years. All previous awards had been paid in April 1998 prior to H&H's acquisition by the Company. On December 31, 1998 the current LTIP cycle was terminated. At the time of termination, the awards which had been earned under the LTIP were determined to be paid half in February 1999 and half in February 2000. Mr. LeBlanc, the only Named Executive Officer who is a participant in the LTIP, is entitled to total awards of $120,097 under the LTIP. A plan to replace the LTIP is being formulated by the Company.

                    Deferred Compensation Agreements. Except as described in the next paragraph with respect to the employment agreements of Messrs. Scheessele, Bradley, LeBlanc and Nance, no plan or arrangement exists which results in compensation to a Named Executive Officer in excess of $100,000 upon such officer's future termination of employment or upon a change-of-control.

                    Employment Agreements. Mr. John R. Scheessele commenced employment as President of the Company, President of WPC and President, Chairman of the Board and Chief Executive Officer of WPSC pursuant to a three-year employment agreement, dated as of February 7, 1997, which was to be automatically extended for successive three-year periods unless earlier terminated pursuant to the provisions of such agreement. The agreement provided for an annual salary to Mr. Scheessele of $400,000 and an annual bonus to be awarded at sole discretion of the Company. In addition, the employment agreement provided that Mr. Scheessele will receive the cash surrender value of life insurance contracts purchased by the Company upon termination of his employment. On April 21, 1998, Mr. Scheessele's employment was terminated by the Company. Pursuant to the terms of Mr. Scheessele's employment agreement, upon termination he was paid $1,200,000 and is entitled to receive other specified benefits for a period of one year from the date of termination.

                    Mr. James G. Bradley  became  President and Chief  Executive
Officer of WPSC and Executive Vice President of the Company upon Mr. Scheessele's termination pursuant to a three-year employment agreement dated as of April 23, 1998, which will be automatically extended for successive three-year periods unless earlier terminated pursuant to the provisions of such agreement. The agreement provides for an annual salary to Mr. Bradley of $400,000 and an annual bonus to be awarded at the Company's sole discretion. Mr. Bradley was granted a bonus of $150,000 in 1999 for services performed in 1998. In the event that Mr. Bradley's employment is terminated by the Company other than with cause, he will receive a payment of $1,200,000.

                    Mr. Robert D. LeBlanc became Executive Vice President of the Company pursuant to a three-year employment agreement dated as of April 7, 1998, which will be automatically be extended for successive two-year periods unless earlier terminated pursuant to the provisions of such agreement. The agreement provides for an annual salary to Mr. LeBlanc of no less than $400,000 and an annual bonus to be awarded at the Company's sole discretion. Mr. LeBlanc was granted a bonus of $150,000 in 1999 for services performed in 1998. In the event that Mr. LeBlanc's employment is terminated by the Company other than with cause, he will receive a payment of two year's salary at the highest rate in effect for the twelve preceding months plus two times his average bonus during the last three preceding years.

                    Mr. Arnold Nance became Vice President, Planning and Development of H&H pursuant to a one-year employment agreement with H&H dated as of May 1, 1998, which was amended as of December 21, 1998 and which will be automatically be extended for successive one-year periods unless earlier terminated pursuant to the provisions of such agreement. The agreement provides for an annual salary to Mr. Nance of $210,000 and an annual bonus to be awarded at the Company's sole discretion. Mr. Nance was granted a bonus of $105,000 in 1999 for services performed in 1998. In the event that Mr. Nance's employment is terminated by the Company other than with cause, he will receive a payment of one year's salary at the highest rate in effect during the 12 preceding months.

                    Report on Repricing of Options. The stock options granted previously under any of the Company's plan were not repriced in the fiscal year ended 1998.

                    Compensation  Committee Interlock and Insider Participation.
Messrs. Davidow, Goldsmith and Olshan each served as a member of the Compensation Committee of the Board of Directors during the fiscal year ended December 31, 1998. Mr. Olshan is a member of Olshan Grundman Frome Rosenzweig & Wolosky LLP, which the Company has retained as outside general counsel since January 1991. The Company has paid such firm approximately $1,996,916 during the fiscal year ended December 31, 1998.

                    Management Agreement with WPN Corp. Pursuant to the Management Agreement, approved by a majority of the Company's disinterested directors, WPN, of which Ronald LaBow, the Chairman of the Board of the Company, is the sole stockholder and an officer and director, provides financial, management, advisory and consulting services to the Company, subject to the supervision and control of the disinterested directors. Such services include, among others, identification, evaluation and negotiation of acquisitions, responsibility for financing matters, review of annual and quarterly budgets, supervision and administration, as appropriate, of all the Company's accounting and financial functions and review and supervision of the Company's reporting obligations under Federal and state securities laws. For the fiscal year 1998, WPN received a monthly fee of $458,333.33 from January 1 until April 13 and $520,833.33 from April 14 until December 31. In addition, in September 1998 the Company also awarded a $3,750,000 bonus to WPN in recognition of the extraordinary returns earned by WPN on behalf of the Company in its management of the Company's cash and marketable securities. In August 1997, the Company granted WPN options to acquire 1,000,000 shares of Common Stock and a cash bonus of $300,000. Such options are held by WPN as nominee for Ronald LaBow, Stewart
E. Tabin and Neale X. Trangucci, each of whom is an officer of WPN, and has the right to acquire 600,000, 200,000 and 200,000 shares, respectively, of Common Stock. None of these options were exercised in 1998. The Company provides indemnification for WPN's employees, officers and directors against any liability, obligation or loss resulting from their actions pursuant to the Management Agreement. The Management Agreement has a two year term and is renewable automatically for successive two year periods, unless terminated by either party upon 60 days' notice. WPN Corp. also receives certain benefits from financial intermediaries which it transacts business with on behalf of the Company in the form of research materials and services, which are used by WPN Corp. on behalf of the Company and in connection with its other activities. For the fiscal year 1998, the amount of such reimbursement was approximately $75,000. WPN has not derived any other income and has not received reimbursement of any of its expenses (other than health benefits and standard directors' fees) from the Company in connection with the performance of services described above. The Company believes that the cost of obtaining the type and quality of services rendered by WPN under the Management Agreement is no less favorable than the cost at which the Company could obtain from unaffiliated entities.

1998 COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION:

                  General

                  The Compensation Committee determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and key employees. Messrs. Davidow, Olshan and Goldsmith serve as members of the Compensation Committee. The Stock Option Committee is responsible for the administration and award of stock options under the 1991 Plan. Messrs. Davidow and Troubh serve as members of the Stock Option Committee. Both Messrs. Davidow and Troubh are non-employee directors of the Company, as defined under Rule 16b-3 of the 1934 Exchange Act, as amended. Mr. Davidow serves as Chairman of the Compensation Committee. The Compensation Committee met four times during the fiscal year ended December 31, 1998.

                  Compensation Philosophy

                  The Compensation Committee's executive compensation philosophy is to base management's pay, in part, on achievement of the Company's annual and long-term performance goals, to provide competitive levels of compensation, to recognize individual initiative, achievement and length of service to the Company, and to assist the Company in attracting and retaining qualified management. The Compensation Committee also believes that the potential for equity ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. The Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

                  Salaries

                  Base salaries for the Company's executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at other integrated steel producers. Base salary compensation of executive officers is reviewed annually by the Compensation Committee, and recommendations of the Compensation Committee in that regard are acted upon by the Board of Directors. Annual salary adjustments are determined by evaluating the competitive marketplace; the performance of the Company which includes in descending level of importance, operating income of the Company and cash management, production efficiency and quality of products; the performance of the executive; the length of the executive's service to the Company and any increased responsibilities assumed by the executive. The Company places itself between the low and medium levels in determining salaries compared to the other comparable holding companies of industrial businesses.

                  Incentive Compensation

                  1998 WPSC SALARY BONUS PLAN
                  ---------------------------

                  The purpose of the 1998 WPSC Salary Bonus Plan (the "WPSC Bonus Plan"), which was adopted by the Company in 1998, was to reward those employees that demonstrate outstanding performance in the pursuit of pre-defined WPSC objectives. For the second half of 1998, all of WPSC's then executive officers other than its President and Chairman of the Board were participants in the WPSC Bonus Plan for salaried employees (aggregating approximately 825 employees). The bonus pool available for distribution was based on achieving an operating income for the second half of 1998 of $32 per ton. Achieving the target would create a pool of $1,000,000. An additional 15% of operating income exceeding the $32 per ton target would also be available for distribution. The Company believes that this plan effectively rewards employees based on the financial success of WPSC. The operating income per ton for the second half of 1998 was below the target primarily as a result of severely depressed prices. Accordingly, no funds were available to salaried employees of WPSC pursuant to the WPSC Bonus Plan.

                  H&H MANAGEMENT INCENTIVE PLAN
                  -----------------------------

                                    H&H,  which the  Company  acquired  in April
1998 and which is now a wholly owned subsidiary of the Company, maintains a Management Incentive Plan ("MIP"), which is an annual incentive program that rewards selected officers and other key employees each year based on their contributions to the profits of H&H. Prior to the start of each plan year, H&H's Chief Executive Officer recommends those officers designated as plan participants for the upcoming year. Final selection of each participant rests with H&H's Compensation Committee. For the 1998 fiscal year, 6 officers of H&H were selected for participation in the MIP.

                                    The  available  incentive  pool for officers
and selected corporate management participants for the 1998 fiscal year was determined by a formula that represented on a pro forma basis seven and one half percent of consolidated pre-tax earnings of H&H in excess of 15 percent of stockholders' equity. An individual participant's awards may not exceed 100 percent of the participant's salary in the fiscal year for which the award was earned. If the excess earnings criterion is not met, at the sole discretion of the H&H

Compensation Committee, based upon the recommendation of H&H's Chief Executive Officer, an amount may be provided for awards to participants to recognize overall effort of achieving objectives which enhance H&H's long-term growth potential. However, any discretionary award may not increase an employee's total incentive award under this provision to an amount in excess of 25 percent of the participant's base salary.

                  For the 1998 fiscal year, incentive awards to officers ranged from 24 percent to 63 percent of base salary. Messrs. LeBlanc and Nance, the only Named Executive Officers who are participants in the MIP, received awards of $150,000 and $105,000, respectively, in 1999 for their services in 1998.

                  OTHER INCENTIVE COMPENSATION
                  ----------------------------

                  The  Company  from  time  to time  considers  the  payment  of discretionary bonuses to its executive officers. Bonuses would be determined based, first, upon the level of achievement by the Company of its strategic and operating goals and, second, upon the level of personal achievement by participants. The achievement of goals by the Company includes, in descending order, among other things, the performance of the Company as measured by return on assets and the operating income of the Company, production efficiency and quality of products. The achievement of personal goals includes the actual performance of the unit of the Company for which the executive officer has responsibility as compared to the planned performance thereof, the level of cost savings achieved by such executive officer, other individual contributions, the ability to manage and motivate employees and the achievement of assigned projects. Bonuses are determined annually after the close of each fiscal year. Despite achievement of personal goals, bonuses may not be given based upon the performance of the Company as a whole. Mr. Bradley and Mr. Bucha were each granted a discretionary bonus of $150,000 in 1999 for their services in 1998. In connection with his performance in resolving certain of the Company's outstanding claims against insurance carriers, as a result of which the Company received gross proceeds of in excess of $16.0 million, Mr. Mileaf, who is not a participant in the WPSC Bonus Plan or the MIP, was awarded a bonus of $1,080,000 in 1998.

                  Compensation of Chief Executive Officer

                  Mr. John R. Scheessele assumed the position as the Company's President in February 1997 with an annual salary of $400,000 per annum. As described in the Employment Agreements section above, Mr. Scheessele's annual base salary of $400,000 was determined by contract. In determining such amount, the Board of Directors considered the responsibilities performed by Mr.
Scheessele as President of the Company and Chairman of the Board and Chief Executive Officer of WPSC, the performance of Mr. Scheessele in managing and directing the Company's operations, the efforts by Mr. Scheessele in assisting the Company to improve its capital base and financial condition, a competitive assessment of survey data of other steel producers as it relates to the
Company's performance versus other integrated steel producers, and the evaluation of the other factors described in "Salaries" above. Mr. Scheessele's employment with the Company was terminated in April 1998. Mr. Scheessele was succeeded by Mr. James D. Bradley as President and Chief Executive Officer of WPSC. See "Executive Compensation - Employment Agreements" for a description of Mr. Scheessele's employment agreement with the Company. The Board of Directors did not award Mr. Scheessele a bonus in 1998.

                  Mr. Bradley assumed the position as the Company's Executive Vice President and President and Chief Executive Officer of WPSC in April 1998 upon Mr. Scheessele's termination, with an annual salary of $400,000. Mr. LeBlanc became President and Chief Executive Officer of H&H and Executive Vice President of the Company in April 1998. Mr. Bradley and Mr. LeBlanc currently serve as the Company's

Co-Principal Executive Officers, with Mr. Bradley having primary responsibility for the operations of WPSC and Mr. LeBlanc having primary responsibility for the operations of H&H. As described in the Employment Agreements section above, Mr. Bradley's and Mr. LeBlanc's annual base salaries of $400,000 were determined by contract. In determining such amount, the Board of Directors considered the responsibilities performed by Messrs. Bradley and LeBlanc as Executive Vice Presidents of the Company, Mr. Bradley's responsibilities as President and Chief Executive Officer of WPSC, Mr. LeBlanc's responsibilities as President and Chief Executive Officer of H&H, the performance of Messrs. Bradley and LeBlanc in managing and directing the Company's operations, the efforts by Messrs. Bradley and LeBlanc in assisting the Company to improve its capital base and financial condition, a competitive assessment of survey data of other industrial companies as it relates to the Company's performance versus other industrial companies, and the evaluation of the other factors described in "Salaries" above.

                  The Compensation Committee considered Messrs. Bradley and LeBlanc for cash performance bonuses in accordance with the following terms: the factors discussed in the above paragraph; the bonuses paid to other senior executives of the Company; the overall performance of the Company, WPSC and H&H as measured by guidelines used to determine the bonuses of other senior executives including the operating results of the Company, production efficiency and quality of products; and the transactions effected for the benefit of the Company that are outside of the ordinary course of business and directly or indirectly accomplished through the efforts of Messrs. Bradley and/or LeBlanc, respectively (e.g., business combinations, corporate partnering and other similar transactions). The Board of Directors awarded each of Messrs. Bradley and LeBlanc a bonus of $150,000 for their services in 1998.

Stock Option and Other Plans

                  The Company awarded options to purchase 260,000, 260,000, 100,000 and 50,000 shares of Common Stock to James G. Bradley, Robert D. LeBlanc, Arnold Nance and Paul Bucha, respectively, in 1998. The exercise price for these options was $16.625 per share, the fair market value of the Common Stock on the date of grant. In keeping with the philosophy of the Stock Option Committee, these options become exercisable one year after grant, vest over a three-year period, and generally can be exercised only if the optionee is employed by the Company at the time of exercise. It is the philosophy of the Stock Option Committee that stock options should be awarded to employees of the Company to promote long-term interests between such employees and the Company's stockholders through an equity interest in the Company and assist in the retention of such employees. The Stock Option Committee also considered the amount and terms of options previously granted to executive officers. The Stock Option Committee believes the potential for equity ownership by management is beneficial in aligning management's and stockholders' interest in the enhancement of stockholder value. Participation in restricted stock, profit sharing and incentive plans is offered, pursuant to their terms, to provide incentive to executive officers to contribute to corporate growth and profitability.

                  Compensation Committee: William Goldsmith; Robert A. Davidow; Marvin L. Olshan.

                  Common Stock Performance: The following graph compares, for each of the fiscal years indicated, the yearly percentage change in the Company's cumulative total stockholder return on the Company's common stock with the cumulative total return of a) the Standard and Poor's Index, a broad equity market index, and b) an index consisting of the following industrial companies:
Armco Inc., Bethlehem Corporation, Ispat Inland, Inc. (f/k/a Inland Steel Industries, Inc.), LTV Corporation and Weirton Steel Corp.








                               [PERFORMANCE GRAPH]





================================================================================
                     1993       1994     1995       1996     1997       1998
                     ----       ----     ----       ----     ----       ----
S&P 500 Index       100.00    101.32    136.40    171.40    228.59    293.91
WHX CORP            100.00     77.37     63.50     51.82     70.07     58.76
PEER GROUP          100.00     98.40     77.34     57.85     54.37     43.00
================================================================================

                  There can be no assurance that the Common Stock's performance will continue with the same or similar trends depicted in the graph above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  Akimune Takewaka is a former director of WPSC and Wheeling-Nisshin, and was also Chairman of the Board of Wheeling-Nisshin. Paul
W. Bucha, a director of the Company and the Chairman of the Board of WPSC, has replaced Mr. Scheessele as WPSC's nominee to the Board of Wheeling-Nisshin. Mr. Takewaka has been replaced by Masahiko Matsueda, a director of Wheeling-Nisshin, as a director of WPSC. James D. Hesse, a former Vice President of the Company, is President, Chief Executive Officer and a director of Wheeling-Nisshin. The Company currently holds a 35.7% equity interest in Wheeling-Nisshin.

                  Marvin L. Olshan, a director and Secretary of the Company,  is a member of Olshan Grundman Frome Rosenzweig & Wolosky LLP ("OGFR&W"). The Company has retained OGFR&W as their outside general counsel since January 1991. For the fiscal year ended December 31, 1998, the Company paid OGFR&W approximately $1,996,916.


MANAGEMENT AGREEMENT

                  Pursuant to the Management Agreement approved by a majority of the Company's disinterested directors, WPN, of which Ronald LaBow, the Company's Chairman, is the sole stockholder and an officer and a director, provides the Company with financial, management, advisory and consulting services to the Company, subject to the supervision and control of the disinterested directors. In 1998, WPN received a monthly fee of $458,333.33 from January 1 until April 13 and $520,833.33 from April 14 until December 31. In addition, in September 1998, the Board of Directors awarded WPN an additional bonus of $3,750,000 in recognition of the extraordinary returns earned by WPN on behalf of the Company in its management of the Company's cash and marketable securities. In August 1997, the Company granted WPN options to acquire 1,000,000 shares of Common Stock and a cash bonus of $300,000. Such options are held by WPN as nominee for Ronald LaBow, Stewart E. Tabin and Neale X. Trangucci, each of whom is an officer of WPN Corp., and each has the right to acquire 600,000, 200,000 and 200,000 shares, respectively, of Common Stock. None of these options were exercised in 1998. WPN Corp. also receives certain benefits from financial intermediaries which it transacts business with on behalf of the Company in the form of research materials and services, which are used by WPN Corp. on behalf of the Company and in connection with its other activities. For the fiscal year 1998, the amount of such reimbursement was approximately $75,000. The Management Agreement has a two year term and is renewable automatically for successive two year periods, unless terminated by either party upon 60 days' notice. The Company believes that the cost of obtaining the type and quality of services rendered by WPN under the Management Agreement is no less favorable than the cost at which the Company could obtain from unaffiliated entities.

                                 PROPOSAL NO. 2

                         INDEPENDENT PUBLIC ACCOUNTANTS

                  The accounting firm of PricewaterhouseCoopers LLP has been selected as the independent public accountants for the Company for the fiscal year ending December 31, 1999. Although the selection of accountants does not require ratification, the Board of Directors have directed that the appointment of PricewaterhouseCoopers LLP be submitted to stockholders for ratification due to the significance of their appointment by the Company. If stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Board of Directors will consider the appointment of other certified public accountants. A representative of that firm, which served as the Company's independent public accountants for the fiscal year ended December 31, 1998, is expected to be present at the Meeting and, if he so desires, will have the opportunity to make a statement, and in any event will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SELECTION OF THE INDEPENDENT PUBLIC ACCOUNTANTS.


                             SOLICITATION STATEMENT

                  The Company will bear all expenses in connection with the solicitation of proxies. In addition to the use of the mails, solicitations may be made by the Company's regular employees, by telephone, telegraph or personal contact, without additional compensation. The Company has retained Innisfree M & A, Inc. to assist the Company in the solicitation of proxies for a fee of $7,500 plus expenses. The Company will, upon their request, reimburse brokerage houses and persons holding shares of Common Stock in the names of the Company's nominees for their reasonable expenses in sending solicited material to their principals.

                              STOCKHOLDER PROPOSALS

                  In order to be considered for inclusion in the proxy materials to be distributed in connection with the next annual meeting of stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than November 23, 1999.

                                  OTHER MATTERS

                  So far as now known, there is no business other than that described above to be presented for action by the stockholders at the Meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the Meeting or any adjournment thereof, in accordance with the discretion of the persons named therein.

                                  ANNUAL REPORT

                  The Company has sent, or is concurrently sending, all of its stockholders of record as of March 16, 1999 a copy of its Annual Report for the fiscal year ended December 31, 1998. Such report contains the Company's certified consolidated financial statements for the fiscal year ended December 31, 1998, including that of the Company's subsidiaries.


                                        By Order of the Company,


                                        MARVIN L. OLSHAN, Secretary


Dated:            New York, New York
                  March 22, 1999

                  THE COMPANY WILL FURNISH A FREE COPY OF ITS ANNUAL REPORT ON FORM 10-K, AS AMENDED FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 (WITHOUT EXHIBITS) (AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION) TO ALL ITS STOCKHOLDERS OF RECORD AS OF MARCH 16, 1999 WHO WILL MAKE A WRITTEN REQUEST TO MR. MARVIN L. OLSHAN, SECRETARY, WHX CORPORATION, 110 EAST 59TH STREET, NEW YORK, NEW YORK 10022.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                 WHX CORPORATION

                     PROXY -- ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 14, 1999

                  The undersigned, a stockholder of WHX Corporation, a Delaware corporation (the "Company"), does hereby appoint Ronald LaBow and Marvin L. Olshan, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 1999 Annual Meeting of Stockholders of the Company to be held at the Dupont Hotel, 11th & Market Streets, Wilmington, Delaware 19801, on April 14, 1999, at 11:00 A.M., Local Time, or at any adjournment or adjournments thereof.

                  The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated March 22, 1999, and a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN
GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE DIRECTORS, AND TO RATIFY THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC
ACCOUNTANTS.

1. To elect the following Class III directors: Neil D. Arnold, Robert A. Davidow and Ronald LaBow, to serve as directors until the 2002 annual meeting of stockholders of the Company and in each case until their successors have been duly elected and qualified.


______________ FOR ALL NOMINEES      ________________ WITHHELD FROM ALL NOMINEES




WITHHELD _______________________________________________________________
         TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEES(S), PRINT NAME ABOVE


2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent public accountants of the Company for the fiscal year ending December 31, 1999.

          FOR ___________       AGAINST  ________            ABSTAIN ______

3. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may come before the Meeting.

NOTE: Your signature should appear the same as your name appears hereon. In signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed in the United States.


Signature:_________________         Date___________


Signature:_________________         Date___________


MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW:  _____________